Exhibit 99.1
SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

X

NEW JERSEY BUILDING LABORERS	:
PENSION FUND, Derivatively On Behalf of L-3	:
COMMUNICATIONS HOLDINGS, INC.,	:	Index No.: 650958/2010
:
Plaintiff,	:
:
-against-	:
:
MICHAEL T. STRIANESE, ROBERT B.	:
MILLARD, CLAUDE R. CANIZARES,	:
THOMAS A. CORCORAN, LEWIS KRAMER,	:
JOHN M. SHALIKASHVILI, ARTHUR L.	:
SIMON, ALAN H. WASHKOWITZ, JOHN P.	:
WHITE,	:
:
Defendants,	:
:
-and-	:
:
L-3 COMMUNICATIONS HOLDINGS, INC.,	:
:
Nominal Defendant	:
:
X
NOTICE OF PENDENCY AND SETTLEMENT OF
SHAREHOLDER ACTION AND OF SETTLEMENT HEARING
TO ALL HOLDERS OF L-3 COMMUNICATIONS HOLDINGS, INC. COMMON STOCK ON JUNE 30, 2011 (“L-3 SHAREHOLDERS”)
     This Notice has been prepared to let you know of the proposed settlement (the “Settlement”) of an action brought by a shareholder of L-3 Communications Holdings, Inc. (“L-3” or the “Company”). As explained below, the Supreme Court of the State of New York, County of New York, will hold a hearing on December 1, 2011, to determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

PLEASE READ THIS NOTICE CAREFULLY.
IT MAY AFFECT YOUR LEGAL RIGHTS.
     A Stipulation of Settlement was made and entered into as of June 30, 2011 (the “Stipulation”), subject to court approval, by and between the following parties: (1) Plaintiff New Jersey Building Laborers Pension Fund (on behalf of itself and derivatively on behalf of nominal defendant L-3 Communications Holdings, Inc. (“L-3” or the “Company”)); (2) nominal defendant L-3; and (3) the Individual Defendants Michael T. Strianese, Robert B. Millard, Claude R. Canizares, Thomas A. Corcoran, Lewis Kramer, John M. Shalikashvili, Arthur L. Simon, Alan H. Washkowitz, and John P. White; all by and through their counsel of record.
I.	BACKGROUND — WHAT IS THIS SETTLEMENT ABOUT?
     On July 15, 2010, Plaintiff New Jersey Building Laborers Pension Fund, derivatively on behalf of L-3, filed a complaint in this Court against the Individual Defendants and nominal defendant L-3, alleging breaches of fiduciary duty, insider trading, misappropriation of information, and unjust enrichment.
     Over the past year plaintiff has pursued the claims as alleged in the complaint through discovery including a substantial document production by defendants, a substantial FOIA production by the U.S. Air Force as well as several interviews of L-3 personnel and representatives. Plaintiff’s pursuit and investigation of the claims in the complaint include:
•	Review of several document productions from defendant with requests for additional productions;

•	Service of FOIA request upon the U.S. Air Force with extensive negotiations with regard to the scope of the production;

•	Review of the FOIA production;

•	Interviews of L-3 employees and representatives familiar with the underlying facts of the claims involved in the case;

•	Retention of and consultation with a Corporate Governance expert with regard to the issues in the matter and actions to be taken by the Company going forward; and
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•	Extensive negotiation with defendants as to the actions to be taken by the Company to address the issues complained of in the complaint.
     Plaintiff and Plaintiff’s Counsel believe that the claims asserted in the Action on behalf of L-3 have merit. Plaintiff and Plaintiff’s Counsel recognize and acknowledge the expense and length of continued proceedings necessary to attempt to continue to prosecute the Action against the Individual Defendants on behalf of L-3. Plaintiff and Plaintiff’s Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff and Plaintiff’s Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action or which may be asserted. Based on their evaluation, Plaintiff and Plaintiff’s Counsel determined that the Settlement set forth in the Stipulation is in the best interests of Plaintiff and L-3 and L-3’s Shareholders. Plaintiff and Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon L-3 and L-3’s Shareholders.
     Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiff or L-3 have suffered damage, or that Plaintiff or L-3 were harmed by the conduct alleged in the Action or that Plaintiff or L-3 have any right of recovery whatsoever. Defendants assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of L-3 and its Shareholders.
     Defendants have also taken into account the litigation costs and burden to defend the Action, as well as the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have determined that it is desirable and beneficial that the Action and all of the Settling Parties’ disputes relating thereto be fully and finally settled in a manner
NOTICE OF PENDENCY AND SETTLEMENT

and upon the terms and conditions set forth in the Stipulation. Nominal Defendant L-3 believes that the Settlement set forth in the Stipulation is in the best interests of the Company and its Shareholders. Neither the Stipulation nor the Settlement shall be construed, either in whole or in part, as evidence, or an admission or concession on the part of Defendants or any Released Parties, of any fault or liability.
     The Court has not determined the merits of Plaintiff’s claims or Defendants’ defenses. This Notice does not, and is not intended to, imply that there have been or would be any findings of a violation of law by Defendants or that recovery could be had in any amount if the litigation were not settled.
II.	TERMS OF THE PROPOSED SETTLEMENT
     A. Operational and Corporate Governance Changes
     As valuable consideration for this settlement, L-3 through its Board of Directors shall implement and maintain the operational and corporate governance changes set forth below.
     1. L-3 (the Company) will through July 31, 2015 (unless a different date is specified within the bullet):
•	Maintain a Self-Governance Program whereby the Company’s Corporate Ethics Officer is responsible for managing all aspects of the Company’s Self-Governance Program.

•	Ensure that each employee annually certifies that he or she has read and understood the Code of Ethics and Business Conduct, that he or she has participated in the training referred to in the following bullet point, and that such ethics certifications are maintained through the end of 2015.

•	Ensure that the Company has instituted and shall maintain an information and education effort designed in a manner that the Company determines in its reasonable discretion to be effective to assure that all employees are aware of laws, regulations and standards of business conduct they are expected to follow, their expected ethical conduct, and the consequences both to the employee and the Company that will result from any violation. Such annual training shall be not less than approximately 1 hour in length and be delivered by and/or based on materials prepared by outside professionals, human resources or ethics personnel, and/or direct or indirect supervisors.

•	Ensure that all written materials and training related to the Self-Governance Program will be provided in English and in any other language necessary to assure that each employee understands all elements of any written or oral presentation.
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•	Ensure that notices are posted in prominent places giving a toll-free telephone number under which employees can report ethics or other concerns anonymously and encouraging individuals to report issues or seek guidance on any aspect of the Company’s business and stating the Company’s commitment to comply with all applicable laws and regulations, and that a log is maintained of such calls by the Corporate Ethics Officer and/or his staff. The toll-free telephone number will be answered by a live person 24 hours a day.

•	Ensure that, each calendar quarter, the Chief Executive Officer or Corporate Ethics Officer reports to the Audit Committee relevant ethics-related information as determined by the Chief Executive Officer or Corporate Ethics Officer.

•	Establish or continue policies and procedures that apply to all employees that are designed to ensure that all applicable laws and regulations are complied with in connection with the retrieval of information including emails and instant messaging from an individual’s computer or network storage device, and to prevent the unauthorized violation of those policies and procedures.

•	Ensure that the Company’s performance on any government contract related to the government’s information technology infrastructure is in accordance with the contract and all applicable laws, regulations and customer policies.
     2. If the Chief Executive Officer or Corporate Ethics Officer becomes aware that any violations of these policies and procedures have taken place, this shall be disclosed to the Company’s Audit Committee.
     3. Nothing in this Settlement is intended to limit the Company’s right to assert the attorney-client or any other privilege with respect to applicable communications.
     B. Releases
     If the settlement in the Action is approved by the Court, then upon the Effective Date of the settlement, Plaintiff (acting derivatively on behalf of L-3) and each of the L-3 Shareholders (the “Releasing Persons”) shall have, and by operation of the Order and Final Judgment, shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Parties.
     “Released Claims” means any and all claims, demands, losses, actions, obligations, duties, judgments, costs, expenses, rights, liabilities, accountings, matters, issues, suits and causes of action of every kind, nature and description whatsoever for damages, injunctive relief,
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or any other remedies, known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, whether based on federal, state, local, statutory or common law or any other law, rule or regulation (whether foreign or domestic), including both known claims and Unknown Claims, to the date of the entry of the Order and Final Judgment that have been asserted, could have been asserted, or in the future could or might be asserted in any forum, court, tribunal, or proceeding (including the Action) by Plaintiff, L-3 or any L-3 Shareholder derivatively on behalf of L-3 against any of the Released Parties, arising out of or relating in any way to any of the allegations, transactions, facts, disclosures, acts, matters or occurrences, statements, representations or omissions, or failures to act that were alleged in the Action or related thereto, or any claims in connection with, based upon, or arising out of, or relating to the Settlement (but excluding any claims to enforce the terms of the Settlement). Notwithstanding the foregoing, nothing set forth herein shall constitute a release by L-3 of any insurer of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement.
     “Released Parties” means L-3 and the Individual Defendants, and each of their and each of the Defendants’ respective past, present, or future directors, managing directors, officers, employers, employees, partnerships, partners, members, limited liability companies, principals, agents, insurers, co-insurers, excess insurers, reinsurers, controlling persons, stockholders, attorneys, accountants, auditors, advisors, banks or investment banks, bankers, consultants, trustees, financial or other advisors, underwriters, lenders, analysts, associates, personal or legal representatives, predecessors, successors, affiliates, parents, subsidiaries, divisions, joint ventures, related or affiliated entities, assigns, spouses, heirs, executors, estates, or administrators, any entity in which these named individuals and/or member(s) of his family or any of the Defendants has an interest, any members of their immediate families, or any trust of which any Individual Defendant is the settlor or which is for the benefit of them and/or any member(s) of his family. “Released Party” means, individually, any of the Released Parties.
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     If the settlement in the Action is approved by the Court, then upon the Effective Date of the settlement, each of the Released Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
     The Settlement is intended to extinguish all Released Claims and, consistent with such intentions, the Releasing Persons shall waive their rights to the extent permitted by state law, federal law, foreign law, or any principle of common law that may have the effect of limiting the releases set forth above. This shall include a waiver by the Releasing Persons of any rights pursuant to § 1542 of the California Civil Code (or any similar, comparable or equivalent provision) which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     The Releasing Persons acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, to fully, finally, and forever settle and release any and all such Released Claims, without regard to the subsequent discovery or existence of such additional or different facts.
III. ATTORNEYS’ FEES AND EXPENSES
     Plaintiff’s Counsel shall apply for an award of attorneys’ fees and reimbursements (the “Fee and Expense Application”) not to exceed $300,000 and to be paid or caused to be paid by L-3, subject to court approval. Defendants have agreed not to oppose such a fee application that
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does not exceed $300,000. The parties agree that any agreement or approval of an award of attorneys’ fees and reimbursements shall not be a condition to final approval of the Settlement.
     Plaintiff’s Counsel in the Action are: Milberg LLP, One Penn Plaza, New York, NY 10119-0165, Telephone: (212) 594-5300; and Kroll Heinman, LLC, Metro Corporate Campus I, 99 Wood Avenue South, Suite 307, Iselin, NJ 08830, Telephone: (732) 491-2100.
     Plaintiff’s Counsel will file their papers in support of final approval of the Settlement and their Fee and Expense Application by no later than October 14, 2011. These papers will also be posted on the Milberg LLP website, www.milberg.com.
IV. SETTLEMENT HEARING AND YOUR RIGHT TO OBJECT
     The Honorable O. Peter Sherwood of the Supreme Court of the State of New York, County of New York, will hold a hearing (the “Settlement Hearing”) on December 1, 2011 at 9:30 a.m. at the Supreme Court, 60 Centre Street, New York, New York 10007, to consider whether to grant final approval of the proposed Settlement. You have a right to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. However, you shall not be heard, and no papers, briefs, or other documents provided by you shall be received and considered by the Court (unless the court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless, not later than November 3, 2011, you file with the Court:
          (a) a written notice of intention to appear;
          (b) competent evidence that you held shares of L-3 common stock as of June 30, 2011; and
          (c) a statement of your objections to any matters before the Court, the grounds therefore or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider.
NOTICE OF PENDENCY AND SETTLEMENT

     The addresses for filing and serving objections to the Action are:

The Court:	Clerk of Court
Supreme Court
60 Centre Street
New York, NY 10007

Attorneys for Plaintiff New Jersey Building	Benjamin Kaufman
Laborers Pension Fund:	MILBERG LLP
One Penn Plaza
New York, NY 10119-0165

Attorneys for Individual Defendants Michael	George S. Wang
T. Strianese, Robert B. Millard, Claude R.	SIMPSON THACHER & BARTLETT LLP
Canizares, Thomas A. Corcoran, Lewis	425 Lexington Avenue
Kramer, John M. Shalikashvili, Arthur L.	New York, NY 10017
Simon, Alan H. Washkowitz, and John P.
White, and nominal defendant L-3
Communications Holdings, Inc.
     Even if you do not appear at the Settlement Hearing, the court will consider your written submission. Unless the court otherwise directs, you shall not be entitled to object to the approval of the Settlement, to any order and final judgment entered thereon, to the Fee and Expense Application, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).
V. FURTHER INFORMATION
     This Notice contains only a summary of the terms of the proposed Settlement. For more details about the matters involved in the Action, you may inspect the case files in the Office of the Clerk of Court, Supreme Court of New York, County of New York, Supreme Court, 60 Centre Street, New York, NY 10007, during regular business hours.
     Any other inquiries regarding the Action should be addressed in the first instance to Plaintiff’s Counsel:
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Attorneys for Plaintiff New Jersey Building	Benjamin Kaufman
Laborers Pension Fund:	MILBERG LLP
One Penn Plaza
New York, NY 10119-0165
(212) 594-5300
PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK OF THE COURT REGARDING THIS NOTICE.

DATED: September 6, 2011
BY ORDER OF THE COURT
SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK
NOTICE OF PENDENCY AND SETTLEMENT